                                                                    EXHIBIT 10.1





                            STOCK PURCHASE AGREEMENT



                                     BETWEEN


                                 POWERTEL, INC.

                                       AND

                               SONERA HOLDING B.V.



                            DATED AS OF MAY 30, 2000

                                TABLE OF CONTENTS

ARTICLE I    DEFINITIONS..............................................................................1
         SECTION 1.1    Certain Defined Terms.........................................................1

ARTICLE II   PURCHASE AND SALE........................................................................4
         SECTION 2.1    Purchase and Sale of the Shares...............................................4
         SECTION 2.2    Purchase Price................................................................4
         SECTION 2.3    Closing.......................................................................4
         SECTION 2.4    Closing Deliveries by the Seller..............................................4
         SECTION 2.5    Closing Deliveries by the Purchaser...........................................4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE SELLER.............................................5
         SECTION 3.1    Organization, Authority and Qualification of the Seller.......................5
         SECTION 3.2    Capitalization of the Seller..................................................5
         SECTION 3.3    Subsidiaries..................................................................5
         SECTION 3.4    No Conflict...................................................................5
         SECTION 3.5    Seller SEC Reports; Financial Statements......................................6
         SECTION 3.6    Private Placement.............................................................6
         SECTION 3.7    Brokers.......................................................................7

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................................7
         SECTION 4.1    Organization and Authority of the Purchaser...................................7
         SECTION 4.2    Investment Purpose............................................................7
         SECTION 4.3    Accredited Investor...........................................................7
         SECTION 4.4    Brokers.......................................................................7

ARTICLE V   ADDITIONAL AGREEMENTS.....................................................................7
         SECTION 5.1    Regulatory and Other Authorizations; Notices and Consents.....................7
         SECTION 5.2    Notice of Developments........................................................8
         SECTION 5.3    Registration Rights...........................................................8
         SECTION 5.4    Resale Restrictions...........................................................9
         SECTION 5.5    Registration of Shares........................................................9
         SECTION 5.6    Certain Information...........................................................9
         SECTION 5.7    Use of Funds..................................................................9
         SECTION 5.8    Further Action................................................................9

ARTICLE VI   CONDITIONS TO CLOSING....................................................................9
         SECTION 6.1    Conditions to Obligations of the Seller.......................................9
         SECTION 6.2    Conditions to Obligations of the Purchaser...................................10

ARTICLE VII  SURVIVAL................................................................................11
         SECTION 7.1    Survival of Representations and Warranties...................................11

ARTICLE VIII TERMINATION AND WAIVER..................................................................12
         SECTION 8.1    Termination..................................................................12
         SECTION 8.2    Right of Cure................................................................13
         SECTION 8.3    Effect of Termination........................................................13
         SECTION 8.4    Waiver.......................................................................13


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
ARTICLE IX   GENERAL PROVISIONS......................................................................14
         SECTION 9.1    Expenses.....................................................................14
         SECTION 9.2    Notices......................................................................14
         SECTION 9.3    Public Announcements.........................................................15
         SECTION 9.4    Headings.....................................................................15
         SECTION 9.5    Severability.................................................................15
         SECTION 9.6    Entire Agreement.............................................................15
         SECTION 9.7    Assignment...................................................................15
         SECTION 9.8    No Third Party Beneficiaries.................................................16
         SECTION 9.9    Amendment....................................................................16
         SECTION 9.10   Governing Law................................................................16
         SECTION 9.11   Counterparts.................................................................16
         SECTION 9.12   Specific Performance.........................................................16


                                       ii
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         This STOCK PURCHASE AGREEMENT, dated as of May 30, 2000, is entered into between POWERTEL, INC., a Delaware corporation (the "Seller"), and SONERA HOLDING B.V., a company organized under the law of the Netherlands (the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, the Seller wishes to issue and to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, shares of the Seller's Common Stock, par value $0.01 per share, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to a party hereto, any corporation or other business entity which directly or indirectly through stock ownership or other arrangement controls, is controlled by or is under common control with such party.

         "Aggregate Purchase Price" has the meaning specified in Section 2.2.

         "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of May 30, 2000, between the Seller and the Purchaser (including the Annex hereto) and all amendments hereto made in accordance with the provisions of Section 9.9.

         "Assets" means the properties, assets (including, without limitation, Licenses) and contract rights used in the conduct of the Business or otherwise owned, leased or used by the Seller or any Subsidiary or, with respect to contract rights, to which the Seller or any Subsidiary is a party or is bound.

         "Business" means the business of the Seller and the Subsidiaries as currently conducted.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Closing" has the meaning specified in Section 2.3.


                                       1
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         "Closing Date" has the meaning specified in Section 2.3.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means the common stock, par value $0.01 per share, of the Seller.

         "DiGiPH Transaction" shall mean (a) the acquisition of all or substantially all of the assets of DiGiPH PCS, Inc. by Eliska Wireless Ventures I, Inc., pursuant to that certain Asset Purchase Agreement of even date herewith between such parties and (b) the series of transactions pursuant to the agreements identified in Schedule 1.1 between and among, as applicable, the Seller, the Purchaser and Eliska Wireless Investors I, L.P.

         "Disclosed by the Seller" with respect to information concerning any event, fact or circumstance, includes information contained in the Seller's SEC Reports, annual and other reports furnished by the Seller to its stockholders as a group, and press releases of the Seller disseminated to (i) the Dow Jones News Service or (ii) the National Association of Securities Dealers, Inc. Automated Quotation System or other national securities exchange, as well as information disclosed directly to the Purchaser by the Seller in connection with the entering into of this Agreement (including matters in connection with the DiGiPH Transaction) or in the Seller's audited annual financial statements, and the notes and schedules thereto, for the years ended December 31, 1998 and 1999.

         "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential right, arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "FCC" means the United States Federal Communications Commission.

         "FCC Licenses" means all licenses granted by the FCC to the Seller for and related to the provision of personal communications services in connection with the Business.

         "Governmental Authority" means any United States federal, state or local or any foreign government, regulatory or administrative authority, or any governmental agency, department, board or commission, or any court, tribunal, or judicial, arbitral or investigative body or other governmental tribunal.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Law" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law, including, without limitation, any requirement or rule of law of the FCC.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Licenses" means all FCC Licenses and all other licenses, permits (including construction permits), consents, approvals and other authority issued by any Governmental Authority in connection with the legal and proper operation of the Business.

         "Material Adverse Effect" means any circumstance, change in or effect on the Business, the Seller or any Subsidiary that: (a) is, or would reasonably be expected to be, materially adverse to the Business, operations, Assets or Liabilities, prospects, results of operations or financial condition of the Seller and the Subsidiaries, taken as a whole; or (b) would reasonably be expected to materially adversely affect the ability of the Seller and the Subsidiaries to operate or conduct the Business.

         "Per Share Purchase Price" has the meaning specified in Section 2.2.

         "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "Purchaser" has the meaning specified in the preamble to this Agreement except that, upon the assignment of this Agreement to an Affiliate of Sonera Corporation pursuant to Section 9.7 hereof, "Purchaser" shall refer to such Affiliate of Sonera Corporation.

         "Recipient" has the meaning specified in Section 8.2.

         "Sale" means any sale, assignment, transfer, distribution or other disposition of shares of Common Stock or of a participation therein, whether voluntarily or by operation of law.

         "SEC Reports" has the meaning specified in Section 3.5(a).

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Seller" has the meaning specified in the preamble to this Agreement.

         "Shares" has the meaning specified in Section 2.1.

         "Subsidiary" means any corporation, partnership, limited liability company, joint venture, association and other entity majority controlled by the Seller directly or indirectly through one or more intermediaries.


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

         "Terminating Party" has the meaning specified in Section 8.2.

         "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.


                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, one million seven hundred forty thousand nine hundred forty-seven (1,740,947) shares of the Common Stock (the "Shares").

         SECTION 2.2 Purchase Price. The per share purchase price for the Shares (the "Per Share Purchase Price") shall be $71.80, the average of the last sales price as of the close of the market (excluding after-hours trading) of a share of the Common Stock on the Nasdaq National Market System for the twenty trading days ending on the last trading day prior to the date hereof. The aggregate purchase price for the Shares (the "Aggregate Purchase Price") shall be $124,999,994.60.

         SECTION 2.3 Closing. Upon the terms and subject to the conditions of this Agreement, the issuance, sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at approximately 9:00 a.m. Atlanta time at the offices of Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 on the date of the closing of the DiGiPH Transaction, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.4 Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser a receipt for the Aggregate Purchase Price, stock certificates evidencing the Shares duly registered in the name of the Purchaser and the certificates and other documents required to be delivered pursuant to Section 6.2.

         SECTION 2.5 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the Aggregate Purchase Price in immediately available funds together with the certificates and other documents required to be delivered pursuant to Section 6.1.


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

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as of the date hereof and will represent and warrant at closing as follows:

         SECTION 3.1 Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and to conduct its Business. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law).

         SECTION 3.2 Capitalization of the Seller. The authorized capital stock of the Seller consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, (i) 31,188,819 shares of Common Stock (not including the Shares) are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and
(ii) 350,000 shares of preferred stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Upon issuance of the Shares to the Purchaser at the Closing and payment therefor pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. Upon consummation of the transactions contemplated by this Agreement, including the issuance of the Shares, registration of the Shares in the name of the Purchaser in the stock records of the Seller and delivery of the Shares, the Purchaser will own the Shares free and clear of all Encumbrances, other than Encumbrances resulting from any action, or failure to take action, by the Purchaser.

         SECTION 3.3 Subsidiaries. Each Subsidiary: (i) is duly organized and validly existing under the laws of its jurisdiction of organization; and
(ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary.

         SECTION 3.4 No Conflict. The execution, delivery and performance of this Agreement by the Seller and the issuance of the Shares do not and will not: (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or any Subsidiary as in effect on the date hereof or on the

Closing Date; (ii) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order as in effect on the date hereof or on the Closing Date applicable to the Seller, any Subsidiary or any of their respective assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller or any Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement as in effect on the date hereof or on the Closing Date to which the Seller or any Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected.

         SECTION 3.5       Seller SEC Reports; Financial Statements.

                  (a) The Seller has filed all forms, reports and documents required to be filed by it with the Commission, and has heretofore made available to the Purchaser, in the form filed with the Commission (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999 and (ii) all proxy statements relating to the Seller's meetings of stockholders (whether annual or special) held since December 31, 1997 (collectively, the "SEC Reports").

                  (b) The SEC Reports were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (c) The financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the financial position, results of operations and cash flows of the Seller and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

                  (d) Since December 31, 1999 there has not been any change, occurrence or circumstance affecting the Business, results of operations or financial condition of the Seller or any Subsidiary that has had, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances referred to in any subsequently filed SEC Reports or otherwise Disclosed by the Seller.

         SECTION 3.6 Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser contained in Sections 4.2 and 4.3, the offer and sale of the Shares to the Purchaser pursuant to this Agreement is exempt from registration under the Securities Act.

         SECTION 3.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof and will represent and warrant at Closing as follows:

         SECTION 4.1 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized and validly existing under the laws of the Netherlands and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law).

         SECTION 4.2 Investment Purpose. The Purchaser is acquiring the Shares for the Purchaser's own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         SECTION 4.3 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

         SECTION 4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.1       Regulatory and Other Authorizations; Notices and
Consents.


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

                  (a) The Seller and the Purchaser shall use all reasonable efforts to obtain all approvals of all Governmental Authorities that may be or become necessary for each of them to obtain for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement. Each party hereto agrees to make an appropriate filing pursuant to the HSR Act, if required, with respect to the purchase and sale of the Shares and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

                  (b) The Seller shall or shall cause the Subsidiaries to give promptly such notices to third parties and use its or their reasonable efforts to obtain such third party consents as may be necessary in connection with the transactions contemplated by this Agreement.

                  (c) The Purchaser acknowledges that it is required to make filings under the Exchange Act (including, without limitation, filings required by Section 13 and Section 16 of the Exchange Act) in connection with the transactions contemplated by this Agreement.

         SECTION 5.2       Notice of Developments.

                  (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect at any time from the date hereof through the Closing.

                  (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect at any time from the date hereof through the Closing.

         SECTION 5.3 Registration Rights. The Shares and all securities issued on account of or with respect to the Shares by reason of stock splits, stock dividends, recapitalizations or otherwise shall be considered "Securities" under that certain "Annex II - Registration Rights" that is an annex to the Stock Purchase Agreement between InterCel, Inc. and Ericsson Inc. dated as of March 4, 1996, pursuant to which the shares of the Seller's Series A Convertible Preferred Stock that are currently held by the Purchaser were originally purchased, and the Purchaser or any Person to whom the Purchaser transfers at least 300,000 shares of the Common Stock or securities convertible into at least 300,000 shares of the Common Stock, as adjusted for stock splits, stock dividends, combinations or similar transactions (a "Qualified Transferee") shall be accorded all registration and other rights set forth in such Annex II with respect to the Shares. In addition, in the event that the Purchaser transfers its rights hereunder to an Affiliate of the Purchaser as set forth in Section 9.7, the Purchaser's registration and other rights set forth in such Annex II with respect to the Shares will likewise be assigned to such Affiliate of the Purchaser or any Qualified Transferee of such Affiliate.

         SECTION 5.4 Resale Restrictions. The Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state securities law, and the Purchaser hereby agrees not (and not to enter into any agreement) to effect any Sale of the Shares unless and until such transaction is registered under the Securities Act and any applicable state securities law or unless such transaction is exempt from registration under the Securities Act and such laws; provided, that in the event the Purchaser desires to claim an exemption from registration in connection with any such transaction, as a condition to claiming such exemption, the Purchaser shall deliver to the Seller a legal opinion issued by the Purchaser's legal counsel, which opinion and counsel must be reasonably satisfactory to the Seller, establishing the applicability of an exemption to such transaction. The certificate representing the Shares shall bear a legend referencing the restrictions on transferability set forth in this Agreement, and the Seller shall place stop transfer orders on the books of its transfer agent with respect to the Shares.

         SECTION 5.5 Registration of Shares. The Seller shall, upon issuance of the Shares and prior to the delivery of stock certificates evidencing the Shares pursuant to Section 2.4, register the Shares in the name of the Purchaser in the stock records of the Seller.

         SECTION 5.6 Certain Information. For a period commencing on the date of this Agreement and ending not earlier than two years from the Closing Date, for so long as the Seller is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Seller shall file all reports and other information required to be filed by Section 13 or 15(d) under the Exchange Act, as the case may be, as shall be necessary in order that the conditions to the availability of Rule 144 under the Securities Act, as such Rule may be amended, in connection with any Sale of shares of Common Stock by the Purchaser shall be met.

         SECTION 5.7 Use of Funds. The Seller shall use the proceeds from the sale of the Shares solely in connection with the DiGiPH Transaction.

         SECTION 5.8 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         SECTION 6.1 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Seller, at its sole discretion), at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions;

                  (c) Resolutions of the Purchaser. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization, if required by law, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (d) Incumbency Certificate of the Purchaser. The Seller shall have received a certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser (or their duly authorized representatives) authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (e) Consents and Approvals. The Seller shall have received (or received evidence of), each in form and substance reasonably satisfactory to the Seller, the approvals and third party consents identified on
Schedule 6.1(e) to this Agreement; and

                  (f) Closing of DiGiPH Transaction. Closing of the DiGiPH Transaction shall have occurred or shall occur contemporaneously with the Closing.

         SECTION 6.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser shall be subject to the satisfaction (or waiver by the Purchaser, at its sole discretion), at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, and the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 6.2(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

                  (c) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing their authorization of the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated hereby;

                  (d) Incumbency Certificate of the Seller. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

                  (e) Organizational Documents. The Purchaser shall have received a copy of the certificate of incorporation and by-laws of the Seller, certified by the Secretary or an Assistant Secretary of the Seller;

                  (f) Good Standing. The Purchaser shall have received a good standing certificate for the Seller from the Secretary of State of the State of Delaware, dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a bring-down certificate signed by the Secretary or an Assistant Secretary of the Seller dated within one day prior to the Closing Date;

                  (g) Closing of DiGiPH Transaction. Closing of the DiGiPH Transaction shall have occurred or shall occur contemporaneously with the Closing; and

                  (h) Consents and Approvals. The Purchaser shall have received (or received evidence of), each in form and substance reasonably satisfactory to the Purchaser, the approvals and third party consents identified on Schedule 6.2(h) to this Agreement.


                                   ARTICLE VII

                                    SURVIVAL

         SECTION 7.1       Survival of Representations and Warranties.

                  (a) The representations and warranties of the Seller to the Purchaser contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date.

Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties in good faith by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                  (b) The representations and warranties of the Purchaser to the Seller contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties in good faith by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.


                                  ARTICLE VIII

                             TERMINATION AND WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated as follows:

                  (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Seller contained in this Agreement shall not have been true and correct when made, except where such failure does not cause a Material Adverse Effect; (ii) the Seller shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iii) the Seller or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

                  (b) by the Seller if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Purchaser contained in this Agreement shall not have been true and correct when made, except where such failure does not cause a Material Adverse Effect; (ii) the Purchaser shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iii) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

                  (c) by either the Seller or the Purchaser if the Closing shall not have occurred on or prior to March 31, 2001, which termination shall be effective upon receipt of written notice thereof by the intended recipient as set forth in Section 9.2 hereof; or

                  (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, which termination shall be effective upon receipt of written notice thereof by the intended recipient as set forth in Section 9.2 hereof; or

                  (e) immediately upon the mutual written consent of the Seller and the Purchaser.

         SECTION 8.2 Right of Cure. Notwithstanding the foregoing, if the Purchaser or the Seller ("Terminating Party") claim the right to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(b), then the Terminating Party must provide the other party ("Recipient") with written notice of its intention to terminate or abandon the Agreement, which notice shall identify the condition or event giving rise to the Terminating Party's right to terminate or abandon the Agreement. The Recipient will have ten (10) business days from receipt of such notice to cure such condition or event; provided that in the event that the Terminating Party provides such notice based on a representation or warranty of the Recipient contained in this Agreement which was not true or correct when made upon the execution of this Agreement, an action by the Recipient within ten (10) days of such notice such that, if called upon to do so, Recipient could make such representation or warranty in a truthful and correct manner in all material respects will be deemed to constitute a cure of such default. The provisions of this Section 8.2 shall not apply to termination pursuant to Sections 8.1(c), 8.1 (d) or 8.1(e).

         SECTION 8.3 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to termination.

         SECTION 8.4 Waiver. Either party to this Agreement may: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto; or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service or by telecopy to the other party at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

                  (a)      if to the Seller:

                           Powertel, Inc.
                           1233 O.G. Skinner Drive
                           West Point, Georgia 31833
                           Telecopy:  (706) 645-9523
                           Attention: Jill F. Dorsey, Esq.

                           with a copy (which shall not constitute notice) to:

                           Morris, Manning & Martin, LLP
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, Georgia  30326
                           Telecopy: (404) 365-9532
                           Attention:  James Walker IV, Esq.

                  (b)      if to the Purchaser:

                           Sonera Corporation
                           Teollisuuskatu 15
                           FIN-00051-Sonera
                           Helsinki, Finland
                           Telecopy:  011 358 2040 3414
                           Attention:  Maire Laitinen
                           with a copy (which shall not constitute notice) to:

                           Patton Boggs LLP
                           2550 M Street, NW
                           Washington, DC  20037
                           Telecopy: (202) 457-6315
                           Attention:  Richard M. Stolbach, Esq.

         SECTION 9.3 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that with respect to any disclosure required by law or by a listing agreement with the National Association of Securities Dealers, Inc. Automated Quotation System National Market System or any securities exchange on which the Purchaser's or the Seller's securities are listed, the party required to make such disclosure shall use reasonable efforts to consult with the other party as to the timing and contents of such disclosure and to obtain such consent prior to the time such disclosure is required to be made.

         SECTION 9.4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 9.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

         SECTION 9.7 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser), except that the Purchaser may assign this Agreement to an Affiliate of the Purchaser by notice thereof to the Seller. Any such assignment shall not relieve Purchaser from the obligations pursuant to
Article II hereof to the extent not performed by the Affiliate assignee.

         SECTION 9.8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.9 Amendment. This Agreement may not be amended or modified, except: (i) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser; or (ii) by a waiver in accordance with Section 8.3.

         SECTION 9.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without reference to the principles or rules governing conflicts of laws.

         SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the term hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          POWERTEL, INC.


                                          By:  /s/ Allen E. Smith
                                               ---------------------------------
                                               Name:  Allen E. Smith
                                               Title: Chief Executive Officer


                                          SONERA HOLDING B.V.


                                          By:  /s/ Olli Tuohimaa
                                               ---------------------------------
                                               Name:  Olli Tuohimaa
                                               Title: Attorney-in-Fact




      [Signature Page for Stock Purchase Agreement between Powertel, Inc.
                            and Sonera Holding B.V.]